UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

______________________________

Date of report (Date of earliest event reported): September 21, 2006

BRIDGE STREET FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50105 (Commission File Number)	13-4217332 (IRS Employer Identification No.)

300 State Route 104
Oswego, New York 13126
(Address of principal executive offices) (Zip Code)

(315) 343-4100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2006, the Board of Directors of Bridge Street Financial, Inc. and Oswego County National Bank (collectively, the “Board”) amended and restated the Oswego County National Bank Voluntary Deferred Compensation Plan for Directors in order to comply with section 409A of the Internal Revenue Code of 1986 and regulations or other guidance of the Internal Revenue Service published thereunder (collectively, “Section 409A”). Section 409A requires certain IRS restrictions on payment timing to participants under these plans and the circumstances under which elections to defer compensation or receive distributions of deferred compensation may be made. This plan, as amended and restated to conform to the requirements of Section 409A, is attached hereto as Exhibit 10.12.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit No.            Description

10.12          Amended and Restated Voluntary Deferred Compensation Plan for Directors, effective January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE STREET FINANCIAL, INC.

By:  /s/ Gregory J. Kreis
Name: Gregory J. Kreis
Title: President and Chief Executive Officer

Date: September 25, 2006

EXHIBIT  INDEX

Exhibit No.	Description
10.12	Amended and Restated Voluntary Deferred Compensation Plan for Directors, effective January 1, 2005.